RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

DATED June [__], 2017 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OLDE MONMOUTH STOCK TRANSFER CO., INC.,

THE RIGHTS AGENT.

GLYECO, INC.

Incorporated under the laws of the State of Nevada

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock, Par Value $0.0001 Per Share, of GlyEco, Inc.

Subscription Price:              $0.08 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON [______], 2017[1], UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.3067 share of common stock, with a par value of $0.0001 per share (the “Common Stock”), of GlyEco, Inc., a Nevada corporation, at a subscription price of $0.08  per  share  (the “Basic Subscription  Privilege”), pursuant  to a rights  offering  (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of GlyEco, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.   If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares (up to the number of shares for which such holder subscribed under the Basic Subscription Privilege) pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Oversubscription Rights”).

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of GlyEco, Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

Regulatory Limitation. All rights issued to a stockholder of record who would, in the Company’s opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder.

The holder irrevocably subscribes for the number of shares of Common Stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

This Subscription Rights Certificate is not valid unless countersigned by the Rights Agent and registered by the registrar.

Witness the seal of GlyEco, Inc. and the signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer	Vice President and Secretary

1 A date which is four weeks from the date of effectiveness of this registration statement.

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If Delivering by Hand, Mail or Overnight Courier: Olde Monmouth Stock Transfer Co., Inc. 200 Memorial Parkway Atlantic Highlands, NJ 07716

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for shares pursuant to your Oversubscription Right, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for  ________  shares x $ [____] =   $  ________

(no. of new shares)  (subscription price)  (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares (up to the number of shares for which for which you subscribed under your Basic Subscription Privilege):

I apply for  ________  shares x $[____]=    $  ________

(no. of new shares)  (subscription price)  (amount enclosed)

(c) Total Amount of Payment Enclosed   =   $_________

METHOD OF PAYMENT (CHECK ONE)

    ☐   Cashier’s or certified check drawn on a U.S. bank payable to “Olde Monmouth Stock Transfer Co., Inc., as Rights Agent.”

    ☐   Wire transfer of immediately available funds directly to the account maintained by Olde Monmouth Stock Transfer Co., Inc., as Rights Agent, for purposes of accepting subscriptions in this Rights Offering at Two River Community Bank, ABA# 021213465, Acct. #0411103838, Olde Monmouth Stock Transfer Co., Inc. For Further Credit to GlyEco, Inc. Sub-Account #1022A (Basic Subscriptions) or GlyEco, Inc. Sub-Account #1022B (Over Subscriptions), with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

________________________________________________

________________________________________________

________________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

Signature(s): ______________________________________________________

Signature(s): ______________________________________________________

Date: ______________________________________________________

Daytime Telephone Number: ________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: _________________________________________

(Name of Bank or Firm)

By:__________________________________________________________

 (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

FOR INSTRUCTIONS ON THE USE OF GLYECO, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT OLDE MONMOUTH STOCK TRANSFER CO., INC., THE RIGHTS AGENT, AT (732) 872-2727.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [_______], 2017 UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.